Exhibit 10.23

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (II) UPON THE ISSUANCE TO THE ISSUER OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

THIS CONVERTIBLE PROMISSORY NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT BY AND AMONG AXOGEN CORPORATION AND THE PURCHASERS LISTED ON SCHEDULE A THERETO DATED MAY 31, 2011 AND THE SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) BY AND AMONG THE HOLDER, THE OTHER HOLDERS OF NOTES, AXOGEN CORPORATION, OXFORD FINANCE LLC (AS SUCCESSOR IN INTEREST TO OXFORD FINANCE CORPORATION), IN ITS CAPACITY AS AGENT AND AS A LENDER AND ATEL VENTURES, INC., AS A LENDER, DATED AS OF MAY 31, 2011. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

SUBORDINATED SECUREDCONVERTIBLE PROMISSORY NOTE

(the “Note”)

$2,000,000	Issue Date: August 29, 2011

For value received AXOGEN CORPORATION, a Delaware corporation (the “Company”) promises to pay to LECTEC CORPORATION, a Minnesota corporation (together with its successors and assigns, the “Holder”), at 1407 South Kings Highway, Texarkana, Texas 75501, Attn: Greg Freitag or at such other address as the holder hereof may from time to time designate in writing, the principal sum of $2,000,000, or such lesser amount as shall be equal to the outstanding principal amount hereof (the “Principal Amount”), together with all accrued and unpaid interest thereon, upon the terms and conditions specified below. This Note is one of a series of similar notes (collectively, the “Notes”) issued pursuant to that certain Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”), dated as of May 31, 2011, by and among the Company and the parties listed on Schedule A attached thereto (collectively, the “Lenders”). Additional rights of the Lender are set forth in the

Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Purchase Agreement.

So long as any portion of this Note remains outstanding and unpaid, the Company will comply with the following provisions to which this Note is subject and by which it is governed:

1. Interest. Interest shall accrue on the principal outstanding from time to time, commencing from the Issue Date of this Note and continuing until repayment of this Note in full, at a rate equal to eight percent (8%) per annum. Upon an Event of Default (as defined below), this Note will bear interest at a default rate of interest equal to the sum of the interest rate set forth in the immediately preceding sentence plus an additional two percent (2%) per annum (collectively, “Default Interest”). Interest shall be payable on the Conversion Date or Maturity Date (as defined below), provided that Default Interest shall be payable on demand. Interest shall accrue on the basis of actual days elapsed in a year consisting of 360 days. Notwithstanding anything herein to the contrary, if during any period for which interest is computed under this Note, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company’s obligations hereunder shall, automatically and retroactively, be deemed reduced to the Highest Lawful Rate, and during any such period the interest payable under this Note shall be computed on the basis of the Highest Lawful Rate. In the event the Holder receives as interest an amount which would exceed the Highest Lawful Rate, then the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall be applied to the reduction of the unpaid principal balance due hereunder. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be lawfully charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

2. Principal. All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on the earlier of (a) the Maturity Date (as defined below) or (b) when, upon the occurrence of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof. The “Maturity Date” shall mean the earlier of (i) June 30, 2013 or (ii) a Change in Control other than in connection with the Merger.

3. Payment Terms. Unless earlier converted, all payments of principal and interest shall be in lawful money of the United States of America. Payments under this Note shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal amount of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

4. Conversion. If the Company at any time prior to earlier of (a) this Note being paid in full or (b) the effective time of the merger between LecTec Corporation, a Minnesota corporation (“LecTec”), and the Company pursuant to the Agreement and Plan of Merger between such parties dated May 31, 2011, as amended to date (the “Merger”) sells equity securities, or debt with equity features other than pursuant to the Purchase Agreement, in each primarily for capital raising purposes (a “Financing”), the Holder, at its sole option, may convert all principal and accrued interest into common stock of the Company at a conversion price calculated based upon a valuation of the Company at fifteen million dollars prior to the Financing (the “Conversion Price” under a conversion pursuant to this Section 4).

5. Mechanics of Conversion.

(a) Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). The Company shall, as soon as practicable thereafter, cause to be issued and delivered to the Holder a certificate or certificates for the number of shares to which the Holder shall be entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described in Section 5(b).

(b) No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Priceby the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

6. Events of Acceleration. Upon the occurrence of any Event of Default and so long as any Event of Default is continuing, the Holder may, with the written consent of the Requisite Investors (as defined below), declare the entire unpaid balance of this Note, together with all accrued and unpaid interest on this Note, to be immediately due and payable prior to the Maturity Date (in the case of any occurrence of any of the events described in paragraphs (c) and (d) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand). In the event the Company fails to make any payment of principal or accrued interest on this Note to Holder when due after demand is made in accordance herewith, Holder will be entitled to exercise all rights and remedies available to it without the consent or approval of any other party and the Company will reimburse Holder for its reasonable costs and expenses, including attorneys’ fees, incurred in connection with the enforcement of its rights under this Note. In addition to any other rights Holder may have under applicable laws, during an Event of Default, Holder shall have the right to set off the indebtedness evidenced by this Note against any other indebtedness of the Holder to the Company. For purposes of this Section 6, each of the following events will constitute an “Event of Default”:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or the Security Agreement (as defined below) on the date due and such payment shall not have been made within five (5) days following the date when due.

(b) Failure to Comply. The Company shall fail to comply in any material respect with the terms, conditions and covenants of the Notes or the Security Agreement including, without limitation, any representation or warranty provided herein or pursuant to the Security Agreement is untrue or incorrect in any material respect as to Company.

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

(e) Cross Default. A default (however denominated or defined) shall occur under any other indebtedness for borrowed money (not covered hereunder) of the Company, which shall not have been cured within applicable notice and grace periods and the holders thereof shall have accelerated payment of such indebtedness.

(f) Judgments. A final nonappealable judgment or order for the payment of money in excess of One Hundred Thousand dollars ($100,000) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the Company’s property, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

7. Change in Control; Closing Payment. For the purposes of this Note, a “Change in Control” shall be deemed to occur upon (i) the sale, lease, license or transfer, in a single transaction or a series of transactions, of all or substantially all of the Company’s assets; (ii) the sale or transfer, in a single transaction or a series of transactions, of 50% or more of the presently outstanding shares of capital stock of the Company other than pursuant to the Merger, or (iii) the issuance by the Company of stock, whether in one or more transactions, which individually or in the aggregate results in the ownership, following such transaction or transactions, by the present stockholders of the Company of less than 50% of the issued and outstanding shares of voting stock of the Company. In the event of a Change in Control prior to the consummation of the Merger, the Company shall pay to the Holder the outstanding principal balance under the Note and all accrued and unpaid interest hereunder, which payments shall be paid to the Holder on or before the closing of such Change in Control. Notwithstanding the foregoing, in no event shall a Change of Control result from a debt or equity financing where the purpose of such transaction is raising capital for the Company.

8. Security Agreement. This Note is secured pursuant to a Security Agreement by and between the Company, LecTec, as collateral agent for the Investors, the Holder and the other Investors dated concurrently herewith (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”). The Company and the Holder acknowledge and agree that all references in the Security Agreement to the “Notes” shall refer to this Note and the other Notes, and that the term “Obligations” contained in the Security Agreement shall include all obligations arising under the Notes. The Company hereby represents that on and as of the date hereof and after giving effect to this Note all of the representations and warranties contained in the Security Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date.

9. No Stockholder Rights. This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company.

10. Pari Passu Notes. The Holderacknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be paripassu in right of payment and in all other respects to all other Secured Convertible Promissory Notes issued by the Company pursuant to the Purchase Agreement, as well as the Subordinated Secured Convertible Promissory Note issued to LecTec dated May 3, 2011 in the amount of $500,000 (collectively with this Note, the “Notes” and the holders of all Notes, the “Investors”). In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the Investors, then the Holder shall hold in trust all such excess payments for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

11. Miscellaneous.

(a) Waivers. The Company hereby waives demand for payment, notice of dishonor, presentment, protest and notice of protest. No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle the Company to any notice or demand in similar or other circumstances.

(b) Amendment. This Note may not be amended or modified, nor may any of its terms be waived, except by written instrument signed by the Company and the Requisite Investors, and then only to the extent set forth therein. “Requisite Investors”

shall mean LecTec and Investors holding a majority of the principal indebtedness represented by the outstanding Notes (defined in Section 10), excluding the Notes held by LecTec.

(c) Binding; Successors and Assigns. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby, and this Note shall nevertheless be binding between the Company and the Holder. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns.

(d) Governing Law; Venue. The terms of this Note shall be construed and governed in all respects by the laws of the State of Delaware, without regard to principles of conflict of laws. Any and all disputes arising out of or related to this Note or the Security Agreement shall be adjudicated exclusively in the state or federal courts located in Delaware. Each of the parties hereto submits itself to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of the Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by either party hereto shall be appropriately venued in such forums.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All notices and other communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

(f) Time of the Essence; Remedies. Time is of the essence of this Note. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.

(g) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.

(h) Entire Note. This Note and the Security Agreement constitute the full and entire understanding, promise and agreement between the Company and the Holder with respect to the subject matter hereof and thereof, and supersede, merge and render void every other prior written and/or oral understanding, promise or agreement between the Company and the Holder with respect to the subject matter hereof and thereof.

(i) Headings. Section headings are inserted herein for convenience only and do not form a part of this Note.

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IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first written above.

AXOGEN CORPORATION

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

Address: 13859 Progress Blvd. Suite 100 Alachua, Florida 32615
Attn:	David Hansen
Fax No.	386-462-6801

Agreed to and Accepted: LECTEC CORPORATION

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	CEO

Address:

1407 South Kings Highway

Texarkana, Texas 75501

Attn: Greg Freitag

[Signature page to Secured Convertible Promissory Note]